Exhibit 99.1

Contact:customerservice@lannett.com

Lannett Successfully Emerges from Chapter 11 in Significantly Stronger Financial Position as the Company Remains on Track Toward Commercialization of Highly Promising Pipeline

Plan of Reorganization Supported by All Major Creditor Constituencies

Transaction Reduces Company’s Debt by Approximately $600 Million

Emerges as a Private Company with New Board of Directors

Trevose, PA – June 16, 2023 – Lannett Company, Inc. (the “Company” or “Lannett”) today announced that it and certain of its subsidiaries have successfully emerged from their Chapter 11 cases following the confirmation of its Plan of Reorganization (the “Plan”) on June 8, 2023.

“Our swift and successful emergence marks a significant milestone for Lannett and represents a meaningful vote of confidence from our stakeholders in our long-term strategy and the future of our business,” said Tim Crew, Chief Executive Officer, Lannett. “We enter this new era for our Company on much stronger financial footing with renewed energy and the resources needed to focus on our core mission of manufacturing and producing safe, life-enhancing, and affordable pharmaceutical medicines. I thank our team, customers, and partners for their ongoing support during this process and look forward to partnering with our new board members to build a great future for Lannett.”

Upon emergence, the Company is well-positioned to invest in developing new, complex, and potentially commercially lucrative products across its pipeline, including its insulin franchise, respiratory, and ADHD medications. Compilation of the Company’s Biologics License Application (the “BLA”) for insulin glargine will be essentially complete in July and ready for filing. Prior to filing the BLA, the Company expects to request a pre-submission meeting with the U.S. Food and Drug Administration with the intent of expediting the timeline to receive final approval for insulin glargine, which is anticipated next year.

The Plan was supported by all major creditor constituencies, including more than 80% of holders of its Senior Secured Notes and 100% of holders of its Second Lien Term Loan. Through its financial restructuring, the Company reduced its debt by approximately $600 million, equitizing over $500 million of the Company’s prepetition senior secured debt. The Company also has entered into a credit agreement for a new Revolving Credit Facility to support post-emergence liquidity and invest in future growth.

Lannett will now operate as a privately-held company under the ownership of its prepetition lenders. Equity shares of the pre-emergence Company have been canceled and are no longer publicly trading. The Company will be led by the existing management team alongside a newly constituted three-member Board of Directors. Chief Executive Officer Tim Crew, who continues as a Company board member, will be joined by Jeffrey D. Goldberg and Jason Shandell. Both seasoned executives bring a wealth of experience and industry expertise to the Company to further guide Lannett’s strategic direction and future success.

About Lannett Company, Inc.:

Lannett Company, Inc., founded in 1942, develops, manufactures, packages, markets, and distributes generic pharmaceutical products for a wide range of medical indications. For more information, visit the company's website at www.lannett.com.

Cautionary Note Regarding Forward-Looking Statements

This release may contain “forward-looking statements.” All statements, other than statements of historical facts that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions based on management's views, estimates, beliefs as of the time of these statements regarding future events and results. When used in this release, words such as “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “strategy,” “future” or their negatives or other words that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements involve uncertainties and are subject to many risks and variables. Actual future events may differ materially from those expressed in these forward-looking statements as a result of a number of factors. Although the Company believes its forward-looking statements are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (partially or in full) or will prove to have been correct. In light of the above, the events anticipated by the Company may not occur, and, if any of such events do, the Company may not have correctly anticipated timing or the extent of their impact. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on the Company’s behalf.